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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K	OMB Number: 3235-0060 Expires: August 31, 2009 Estimated average burden hours per response. . . 5.0

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2010

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10716 (Commission File Number)	38-2687639 (IRS Employer Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan 48304
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (248) 631-5400

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item7.01.    Regulation FD Disclosure

        In a Current Report on Form 8-K filed on December 15, 2009, TriMas Corporation (the "Corporation") filed the audited consolidated balance sheets of the Corporation and its subsidiaries as of December 31, 2008 and December 31, 2007, and the related consolidated statement of operations, shareholders' equity, comprehensive income and cash flows for each of the three years in the three-year period ended December 31, 2008 and related notes to financial statements, reflecting the realignment of the Corporation into five reportable segments as a result of the management reporting and business consolidation changes effective as of April 1, 2009 (the "Revised Financial Statements").

        The Corporation has attached hereto as Exhibit 99.1 the associated and updated Management Discussion & Analysis of Financial Condition and Results of Operations and Business sections of the Revised Financial Statements.

Item 9.01    Financial Statements and Exhibits

(d)
The following Exhibits are filed with this Current Report:

        Exhibit 99.1—Updated Management Discussion & Analysis of Financial Condition and Results of Operations and Business associated with the Revised Financial Statements

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION
Date: January 20, 2010	By:	/s/ Joshua A. Sherbin
Name: Joshua A. Sherbin Title: Vice President, General Counsel and Secretary

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  Item7.01. Regulation FD Disclosure
  Item 9.01 Financial Statements and Exhibits
SIGNATURES